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                                                                    Exhibit 99.J

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 53 to the registration statement on Form N-1A ("Registration Statement") of our report dated August 11, 2003 to the financial statements and financial highlights which appear in the June 30, 2003 Annual Report to Shareholders of Daily Assets Fund Institutional (a series of Scudder Institutional Funds, formerly BT Institutional Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings and "Counsel and Independent Accountants" "Financial Highlights" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
October 28, 2003